CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (Nos. 333-49369, 333-81405, 333-74894, 333-102141, 333-102142, 333-118122, 333-138453, 333-138454, 333-143219, 333-159284, 333-159483 and 333-190284) of RadioShack Corporation of our report dated March 4, 2014, except with respect to our opinion on the consolidated financial statements insofar as it relates to the liquidity disclosures in Note 1 as to which the date is December 12, 2014,  relating to the financial statements  and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K/A.

/s/PricewaterhouseCoopers LLP

Fort Worth, Texas
December 12, 2014